Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2023 Ended September 30, 2022

SUNNYVALE, Calif.--(BUSINESS WIRE)--November 3, 2022--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal first quarter of 2023 ended September 30, 2022.

The results for the fiscal first quarter of 2023 ended September 30, 2022 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Revenue	$208.5	$194.0	$187.0
Gross Margin	34.1%	32.6%	34.5%
Operating Income	$25.5	$18.1	$24.9
Net Income Attributable to AOS	$26.0	$15.1	$23.4
Net Income Per Share Attributable to AOS - Diluted	$0.88	$0.53	$0.85
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Revenue	$208.5	$194.0	$187.0
Non-GAAP Gross Margin	35.4%	33.8%	35.3%
Non-GAAP Operating Income	$37.1	$28.9	$30.8
Non-GAAP Net Income Attributable to AOS	$35.2	$27.1	$29.3
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$1.20	$0.95	$1.06

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q1 Ended September 30, 2022” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, income tax effect of non-GAAP adjustments in each of the periods presented, and equity method investment loss (income) from equity investee for the three months ended September 30, 2022 and June 30, 2022. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q1 Ended September 30, 2022

  Revenue was $208.5 million, an increase of 7.5% from the prior quarter and an increase of 11.5% from the same quarter last year.
  GAAP gross margin was 34.1%, up from 32.6% in the prior quarter and down from 34.5% in the same quarter last year.
  Non-GAAP gross margin was 35.4%, up from 33.8% in the prior quarter and up from 35.3% in the same quarter last year.
  GAAP operating expenses were $45.6 million, up from $45.1 million in the prior quarter and up from $39.6 million in the same quarter last year.
  Non-GAAP operating expenses were $36.6 million, a decrease of $0.1 million from last quarter and an increase of $1.5 million from the same quarter last year.
  GAAP operating income was $25.5 million, up from $18.1 million in the prior quarter and up from $24.9 million in the same quarter last year.
  Non-GAAP operating income was $37.1 million as compared to $28.9 million for the prior quarter and $30.8 million for the same quarter last year.
  GAAP net income per diluted share attributable to AOS was $0.88, compared to $0.53 net income per share for the prior quarter, and $0.85 net income per share for the same quarter a year ago.
  Non-GAAP net income per share attributable to AOS was $1.20 compared to $0.95 for the prior quarter and $1.06 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $36.7 million, as compared to $25.7 million in the prior quarter.
  The Company closed the quarter with $316.1 million of cash and cash equivalents.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, “Our fiscal Q1 results were in-line with our expectations. Revenue grew 11.5% year-over-year to a record high of $208.5 million and non-GAAP EPS was $1.20. Looking forward, we expect to be impacted by an industry inventory correction in PCs and smartphones. While our near-term results will be affected, our PC and smartphone revenue for calendar year 2022, including our December quarter outlook, will actually grow year-over-year notwithstanding a decline of approximately 20% and 6% in global PC and smartphone shipment, respectively, in 2022. We believe this is primarily due to our success with Tier 1 customers, market share gains, higher BOM content, and better premium tier product mix.”

Dr. Chang continued, “The current market environment is not coming to us as a surprise. Over our 22-year history, we have navigated many boom-and-bust cycles. Today, we are better prepared to weather these challenges with our leading technology and a much more diversified product portfolio. For example, our Gaming and Quick Chargers segments have been a great success recently as we secured the leading player in each respective market, and we expect strong demand to continue over the coming quarters.”

Dr. Chang concluded, “While we are not immune to slowdowns in the broader economy, we are resilient and confident that we will be able to navigate the current market cycle with our proven business strategies and strong financial condition. When the market recovers, our goal is to be well on our way towards achieving our one-billion-dollar annual revenue target.”

Business Outlook for Fiscal Q2 Ending December 31, 2022

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the second quarter of fiscal year 2023 are as follows:

  Revenue to be approximately $195 million, plus or minus $3 million.
  GAAP gross margin to be 30.0%, plus or minus 1%. We anticipate non-GAAP gross margin to be 31.0%, plus or minus 1%.
  GAAP operating expenses to be in the range of $43.5 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $34.5 million, plus or minus $1 million.
  Interest expense is expected to be approximately $1.0 million, and
  Tax expense is expected to be in the range of $1.2 million to $1.4 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter ended September 30, 2022 today, November 3, 2022 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (844) 200-6205 or +1 (929) 526-1599 if dialing from outside the United States and Canada. The access code is 590723. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry; our ability to navigate economic downturns; anticipated earnings power and non-GAAP EPS on an annual basis, our growth opportunities and new markets, our annual revenue target, projected amount of revenue, gross margin, operating income, income tax expenses, net income, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, our objectives to achieve revenue target, our ability to mitigate economic downturns, and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2022”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business operations in China; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income, net loss attributable to AOS, net income, diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and profession fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments, and equity method investment loss (income) from equity investee. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin and operating expenses. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal and portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021

Revenue	$208,476	$193,959	$187,035
Cost of goods sold	137,348	130,737	122,468
Gross profit	71,128	63,222	64,567
Gross margin	34.1%	32.6%	34.5%

Operating expenses:
Research and development	21,389	20,386	17,812
Selling, general and administrative	24,205	24,696	21,806
Total operating expenses	45,594	45,082	39,618
Operating income	25,534	18,140	24,949

Other income (loss), net	(16)	279	(16)
Interest expense, net	(608)	(895)	(2,176)
Net income before income taxes	24,910	17,524	22,757

Income tax expense	1,374	940	1,320
Net income before income (loss) from equity method investment	23,536	16,584	21,437
Equity method investment income (loss) from equity investee	2,502	(1,493)	—
Net income	26,038	15,091	21,437
Net loss attributable to noncontrolling interest	—	—	(1,987)
Net income attributable to Alpha and Omega Semiconductor Limited	$26,038	$15,091	$23,424

Net income per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.95	$0.55	$0.89
Diluted	$0.88	$0.53	$0.85

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income per share
Basic	27,391	27,269	26,365
Diluted	29,423	28,466	27,638

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$316,119	$314,352
Restricted cash	278	299
Accounts receivable, net	55,769	65,681
Inventories	164,946	158,040
Other current assets	11,030	11,220
Total current assets	548,142	549,592
Property, plant and equipment, net	339,470	318,666
Operating lease right-of-use assets	24,251	23,674
Intangible assets, net	9,211	10,050
Equity method investment	375,914	378,378
Deferred income tax assets	553	592
Other long-term assets	13,897	17,677
Total assets	$1,311,438	$1,298,629
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$80,101	$87,377
Accrued liabilities	108,350	116,893
Payable related to equity investee, net	19,516	28,989
Income taxes payable	4,687	4,248
Short-term debt	26,738	25,563
Finance lease liabilities	820	802
Operating lease liabilities	4,119	3,850
Total current liabilities	244,331	267,722
Long-term debt	46,953	42,486
Income taxes payable - long-term	2,191	2,158
Deferred income tax liabilities	28,572	28,757
Finance lease liabilities - long-term	3,873	3,932
Operating lease liabilities - long-term	20,748	20,878
Other long-term liabilities	79,301	78,603
Total liabilities	425,969	444,536
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at September 30, 2022 and June 30, 2022	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 34,018 shares and 27,401 shares, respectively at September 30, 2022 and 33,988 shares and 27,371 shares, respectively at June 30, 2022	68	68
Treasury shares at cost: 6,617 shares at September 30, 2022 and 6,617 shares at June 30, 2022	(65,996)	(66,000)
Additional paid-in capital	299,196	288,951
Accumulated other comprehensive income	(3,827)	1,080
Retained earnings	656,028	629,994
Total equity	885,469	854,093
Total liabilities and equity	$1,311,438	$1,298,629

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021

GAAP gross profit	$71,128	$63,222	$64,567
Share-based compensation	1,788	1,565	569
Amortization of purchased intangible	812	811	812
Non-GAAP gross profit	$73,728	$65,598	$65,948
Non-GAAP gross margin as a % of revenue	35.4%	33.8%	35.3%

GAAP operating expense	$45,594	$45,082	$39,618
Share-based compensation	8,808	8,305	4,066
Legal costs related to government investigation	142	84	431
Non-GAAP operating expense	$36,644	$36,693	$35,121

GAAP operating income	$25,534	$18,140	$24,949
Share-based compensation	10,596	9,870	4,635
Amortization of purchased intangible	812	811	812
Legal costs related to government investigation	142	84	431
Non-GAAP operating income	$37,084	$28,905	$30,827
Non-GAAP operating margin as a % of revenue	17.8%	14.9%	16.5%

GAAP net income attributable to AOS	$26,038	$15,091	$23,424
Share-based compensation	10,596	9,870	4,635
Amortization of purchased intangible	812	811	812
Equity method investment loss (income) from equity investee	(2,502)	1,493	—
Legal costs related to government investigation	142	84	431
Income tax effect of non-GAAP adjustments	119	(234)	1
Non-GAAP net income attributable to AOS	$35,205	$27,115	$29,303
Non-GAAP net margin attributable to AOS as a % of revenue	16.9%	14.0%	15.7%

GAAP net income attributable to AOS	$26,038	$15,091	$23,424
Share-based compensation	10,596	9,870	4,635
Amortization and depreciation	9,352	8,588	13,722
Equity method investment loss (income) from equity investee	(2,502)	1,493	—
Interest expense, net	608	895	2,176
Income tax expense	1,374	940	1,320
EBITDAS	$45,466	$36,877	$45,277

GAAP diluted net income per share attributable to AOS	$0.88	$0.53	$0.85
Share-based compensation	0.36	0.35	0.16
Amortization of purchased intangible	0.03	0.03	0.03
Equity method investment loss (income) from equity investee	(0.09)	0.05	—
Legal costs related to government investigation	0.01	0.00	0.02
Income tax effect of non-GAAP adjustments	0.01	(0.01)	0.00
Non-GAAP diluted net income per share attributable to AOS	$1.20	$0.95	$1.06

Shares used to compute GAAP diluted net income per share	29,423	28,466	27,638
Shares used to compute Non-GAAP diluted net income per share	29,423	28,466	27,638

Contacts

Investor and media inquiries:

The Blueshirt Group
Gary Dvorchak, CFA
In US +1 323 240 5796
In China +86 (138) 1079-1480
gary@blueshirtgroup.com

Yujia Zhai
The Blueshirt Group
Yujia@blueshirtgroup.com
+1 (860) 214-0809